ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT dated as of December 20, 2007 (the “Agreement”), is executed by GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, L.P., a Delaware limited partnership (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) (the “Borrower”), NNN HEALTHCARE/OFFICE REIT TUCSON MEDICAL OFFICE, LLC, a Delaware limited liability company (“Tucson”) and GRUBB & ELLIS HEALTHCARE REIT, INC., a Maryland corporation (f/k/a NNN Healthcare/Office REIT, Inc.) (the “Guarantor”; the Borrower, Tucson and the Guarantor each being referred to herein as an “Indemnitor” and collectively as the “Indemnitors”) to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, together with its successors and assigns, individually and as agent for the Banks (as described in the Loan Agreement described below) (individually, “LaSalle” and as agent, the “Agent”).

R E C I T A L S:

A. Pursuant to the terms of the Loan Agreement dated September 10, 2007 among the Agent, the Banks and the Borrower (the “Loan Agreement”), the Banks have extended to the Borrower a credit facility providing for loans in the principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000.00) (which has subsequently been increased to $80,000,000.00 and may be increased to $120,000,000 under the terms set forth in the Loan Agreement) (the “Loan”).

B. The Loan is evidenced by (i) that certain Amended and Restated Promissory Note dated as of December 12, 2007 (the “Key Bank Note”), executed by the Borrower and made payable to the order of Key Bank National Association, a national banking association, in the original principal amount of up to $40,000,000.00 and (ii) that certain Amended and Restated Promissory Note dated as of December 12, 2007 (the “LaSalle Note”), executed by the Borrower and made payable to the order of LaSalle Bank National Association, a national banking association, in the original principal amount of up to $40,000,000.00. (as amended, modified and restated from time to time, the Key Bank Note and the LaSalle Note are jointly referred to herein as the “Notes”), and are secured by, among other things, that certain Leasehold and Fee Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of even date herewith (the “Security Instrument”), executed by Tucson to and for the benefit of the Agent, encumbering real property and leasehold interest described on Exhibit “A” attached hereto, together with the other collateral as described in the Security Instrument (the real property and other collateral being collectively referred to as the “Property”). Capitalized terms used and not specifically defined herein shall bear the same meaning as in the Security Instrument.

C. As a condition to making an advance on the Loan, the Banks have required that the Indemnitors indemnify the Agent and the Banks with respect to environmental conditions and operations at the Property as set forth below.

NOW, THEREFORE, to induce the Banks to extend the Loan to the Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors hereby covenant and agree for the benefit of the Agent and the other Indemnified Parties (as defined below), as follows:

A G R E E M E N T S:

1. ENVIRONMENTAL MATTERS.

1.1 Definitions. For purposes of this Agreement the following terms have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“Environmental Laws” shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future to be amended.

“Hazardous Substance” shall mean, but is not limited to, any substance, chemical, material or waste (a) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (b) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

“Indemnified Parties” shall mean and includes LaSalle, Agent, the Banks and their respective parents, subsidiaries, and affiliated companies, assignees of any of LaSalle’s or any Banks’ interest in the Loan or the Loan Documents, any servicer or originator of the Loan, and the officers, directors, employees, agents and contractors of any of the foregoing parties.

“Loan Documents” shall mean the Notes or any other Notes evidencing the Loan or any portions thereof, the Security Instrument, this Agreement, the Loan Agreement and any other document given by any Indemnitor to evidence or secure the Loan, as amended from time to time.

“Release” shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Reports” shall mean the environmental studies and reports identified on Exhibit “B” attached hereto and made a part hereof.

1.2 Environmental Representations and Warranties. Except as otherwise fully disclosed by the Indemnitors to the Indemnified Parties in writing detailing any exceptions to the following environmental representations and warranties or fully disclosed to the Indemnified Parties in the Reports, the Indemnitors hereby represent and warrant to the Indemnified Parties that, as of the date hereof, to the best of Indemnitors’ knowledge:

(a) neither the Property nor any operations of the Borrower or Tucson are in violation of any Environmental Laws or any permit or other authorization issued pursuant thereto;

(b) no Hazardous Substances are, or to the Indemnitors’ knowledge and belief, have been handled, generated, stored, processed or otherwise managed on or at the Property except for those substances used by Tucson or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws;

(c) there are not, to the Indemnitors’ knowledge, any past or present Releases of Hazardous Substances in, on, under or from the Property;

(d) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances;

(e) there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property;

(f) the Borrower has received no notice of, and to the Borrower’s knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property or any of the Borrower’s operations, nor does the Borrower know of any basis for such a claim;

(g) there has been no claim by any party that any use, operation or condition of the Property or any of Tucson’s operations has caused any nuisance or any other liability or adverse condition on any other property nor does the Borrower know of any basis for such a claim; and

(h) there are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority or agreements, whether settlement agreements or otherwise, with any third parties relating to the ownership, use, operation, sale, transfer or conveyance of the Property that require any change in the present condition of the Property or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Property.

1.3 Environmental Covenants. Each Indemnitor covenants and agrees that it: (a) shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by the Borrower, priority owner or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws); (b) shall not install or use any underground storage tanks except in compliance with all Environmental Laws, shall not itself engage in and shall expressly prohibit all tenants of space in the Improvements from engaging in the use, generation, handling, storage, production, processing or management of Hazardous Substances in violation of applicable Environmental Laws, except in the ordinary course of their businesses and in compliance with all Environmental Laws ; (c) shall not itself cause or knowingly allow and shall expressly prohibit the Release of Hazardous Substances in violation of applicable Environmental Laws at, on, under, or from the Property; shall cause property owner and shall expressly require property owner to require all tenants and any other persons who may come upon the Property to comply with all applicable Environmental Laws; (d) shall cause property owner to keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of the property owner, the Borrower or any other person or entity (“Environmental Liens”); (e) without limiting the generality of the foregoing, during the term of this Agreement, shall not permit property owner to use any construction materials which contain asbestos nor install in the Improvements on the Property or permit to be installed in the Improvements on the Property, any materials which contain asbestos.

1.4 Notice and Access. The Indemnitors shall promptly notify the Indemnified Agent in writing if any of the Indemnitors knows, suspects or believes there is or are (a) any Hazardous Substances, other than those used by the property owner or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws, present on the Property; (b) any Release of Hazardous Substances in, on, under, from or migrating towards the Property; (c) any non-compliance with Environmental Laws related in any way to the Property; (d) any actual or potential Environmental Liens; (e) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from, or migrating towards the Property; and/or (f) any installation of wells, piping, or other equipment at the Property to investigate, remediate or otherwise address any Release of Hazardous Substances at, on, in or in the vicinity of the Property. The Indemnitors shall promptly, to the extent required of Indemnitors under applicable Environmental Laws and at the Indemnitors’ sole cost and expense, take all reasonable actions with respect to any Hazardous Substances or other environmental condition at, on or under the Property or other affected property, including all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws, including the payment, at no expense to the Indemnified Parties, of all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property in all instances as necessary to comply with and as required of Indemnitors pursuant to all applicable Environmental Laws; (ii) protect human health or the environment; (iii) allow continued use, occupation, or operation of the Property; and/or (iv) maintain the fair market value of the Property (collectively, the “Completion of the Clean-up”). In the event the Indemnitors fail to do so, the Indemnified Parties may, but shall not be obligated or have any duty to, cause the Completion of the Clean-up of the Property. Upon reasonable prior notice, the Indemnitors hereby grant to the Indemnified Parties and their agents and employees access during normal business hours to the Property as provided in Section 1.6 below, and a license to remove any items deemed by the Indemnified Parties to be Hazardous Substances and to do all things the Indemnified Parties shall deem necessary to cause the Completion of the Clean-up of the Property.

1.5 Indemnification. The Indemnitors covenant and agree, at the Indemnitors’ sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to the Indemnified Parties), and hold the Indemnified Parties harmless from and against any and all liens, damages (including, without limitation, consequential damages), losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted against the Indemnified Parties or the Property, and arising directly or indirectly from or out of, and except to the extent directly caused by the gross negligence or willful misconduct of Indemnitors:

(a) the past, present or future presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of any Indemnitor;

(b) the past, present or future violation of any Environmental Laws, relating to or affecting the Property or the Borrower’s operations, whether or not caused by or within the control of any Indemnitor;

(c) the failure by the Indemnitors to comply fully with the terms and conditions of this Section 1;

(d) any misrepresentation or inaccuracy in or the breach of any representation or warranty contained in this Section 1; or

(e) the enforcement of this Section 1, including any liabilities that arise as a result of the actions taken or caused to be taken by the Indemnified Parties under this Section 1, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such Release or threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The Indemnified Parties’ rights under this Section 1 shall survive payment in full of the Borrower’s obligations under the Loan Documents and shall be in addition to all other rights of the Indemnified Parties under the Security Instrument, the Notes and the other Loan Documents. The foregoing notwithstanding, the Indemnitors’ obligations under this Section 1 with regard to any Post Transfer Indemnification Responsibilities (as hereinafter defined) shall be limited to such obligations directly or indirectly arising out of or resulting from any Hazardous Substances that were present or released in, on, or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property at any time before or while the Borrower held title to or was in possession or control of the Property (the “Indemnitors’ Continuing Responsibility”); provided, however, that any Post Transfer Indemnification Responsibilities incurred or suffered by the Indemnified Parties shall be presumed, unless shown by a preponderance of the evidence to the contrary, to be the Indemnitors’ Continuing Responsibility. “Post Transfer Indemnification Responsibilities” shall mean any obligations hereunder to indemnify, defend, and hold the Indemnified Parties harmless arising after the Indemnified Parties cease to hold a security interest in the Property or acquire title to the Property as a result of foreclosure, deed in lieu of foreclosure, or other transfer of the Property.

1.6 Site Visits, Observation and Testing. If Indemnified Parties have a reasonable basis to suspect that Hazardous Materials in violation of the provisions of this Agreement are present on the Property, the Indemnified Parties and their agents and representatives shall have the right at any reasonable time upon prior notice and during normal business hours to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property; provided, however, that there shall be no more than one such assessment per Property per 12-month period, unless Agent reasonably believes a Material Adverse Changes has occurred which warrants a new assessment. Indemnified Parties’ access and other rights shall be subject to the rights of tenants under leases of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect the Indemnitors or any other party against, or to inform the Indemnitors or any other party of, any Hazardous Substances or any other adverse condition affecting the Property, provided the Indemnified Parties shall make such environmental assessments available to Borrower. The Indemnified Parties may in their discretion disclose to the Indemnitors or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Indemnified Parties. The Indemnitors understand and agree that the Indemnified Parties make no representation or warranty to the Indemnitors or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Indemnitors also understand that, depending on the results of any site visit, observation or testing by any Indemnified Party which are disclosed to the Indemnitors, the Indemnitors may have a legal obligation to notify one or more environmental agencies of the results and that such reporting requirements are site-specific and are to be evaluated by the Indemnitors without advice or assistance from the Indemnified Parties. Any Indemnified Party shall give the Borrower reasonable notice before entering the Property. Such Indemnified Party shall make reasonable efforts to avoid interfering with the Borrower’s use of the Property in exercising any rights provided in this Section 1.

2. REINSTATEMENT OF OBLIGATIONS. If at any time all or any part of any payment made by the Borrower or received by the Indemnified Parties from the Borrower under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever, including the insolvency, bankruptcy or reorganization of any Indemnitor under any Debtor Relief Law (as defined below), then the obligations of the Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by the Indemnitors, or receipt of payment by an Indemnified Party, and the obligations of the Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by the Indemnitors had never been made.

3. WAIVERS. To the extent permitted by law, each of the Indemnitors, for itself and its successors, hereby waives and agrees not to assert or take advantage of:

(a) any right to require the Indemnified Parties to proceed against any other person or to proceed against or exhaust any security held by the Indemnified Parties at any time or to pursue any other remedy in the Indemnified Parties’ power or under any other agreement before proceeding against the Indemnitors hereunder;

(b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of the Indemnified Parties to file or enforce a claim against the estate (in administration, bankruptcy or any other proceedings) of any other person or person;

(c) demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Indemnified Parties, any endorser or creditor of any of the Indemnitor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Indemnified Parties;

(d) any right or claim of right to cause a marshalling of the assets of the Indemnitors;

(e) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(f) any duty on the part of the Indemnified Parties to disclose to the Indemnitors any facts the Indemnified Parties may now or hereafter know about the Property, regardless of whether the Indemnified Parties have reason to believe that any such facts materially increase the risk beyond that which the Indemnitors intend to assume or have reason to believe that such facts are unknown to the Indemnitors or have a reasonable opportunity to communicate such facts to the Indemnitors, it being understood and agreed that the Indemnitors are fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred hereunder;

(g) any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

(h) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(i) any lack of commercial reasonableness in dealing with the collateral for the Loan;

(j) any deficiencies in the collateral for the Loan or any deficiency in the ability of the Indemnified Parties to collect or to obtain performance from any person or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(k) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Indemnitors) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Indemnified Parties to enforce any of their rights, whether now or hereafter required, which the Indemnified Parties may have against the Indemnitors or the collateral for the Loan; and

(l) any modifications of the Loan Documents or any obligation of the Indemnitors relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended or recodified (the “Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, the “Debtor Relief Law”), or otherwise.

4. GENERAL PROVISIONS.

4.1 Full Recourse. All of the terms and provisions of this Agreement are full recourse obligations of the Indemnitors and not restricted by any limitation on personal liability.

4.2 Secured Obligations. The Indemnitors hereby acknowledge that the obligations of the Indemnitors under this Agreement are secured by the lien of the Security Instrument and the security interests and other collateral described in the Security Instrument and the other Loan Documents.

4.3 Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Loan Documents and the exercise of any remedy by the Indemnified Parties under the Security Instrument or any of the other Loan Documents, including any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

4.4 No Recourse Against the Indemnified Parties. The Indemnitors shall not have any right of recourse against the Indemnified Parties by reason of any action the Indemnified Parties may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

4.5 Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which the Indemnified Parties may have against the Indemnitors or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

4.6 Rights Cumulative; Payments. The Indemnified Parties’ rights under this Agreement shall be in addition to all rights of the Indemnified Parties under the Notes, the Security Instrument and the other Loan Documents. Further, payments made by the Indemnitors under this Agreement shall not reduce in any respect the Borrower’s obligations and liabilities under the Notes, the Security Instrument and the other Loan Documents.

4.7 No Limitation on Liability. Each of the Indemnitors hereby consents and agrees that the Indemnified Parties may at any time and from time to time without further consent from the Indemnitors do, permit or cause any of the following events, and the liability of the Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by the occurrence of any of the following events, whether occurring with or without notice to the Indemnitors, or with or without consideration: (a) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Notes; (b) any sale, assignment or foreclosure of the Notes, the Security Instrument or any of the other Loan Documents or any sale or transfer of the Property; (c) any change in the composition of any of the Indemnitors; (d) the accuracy or inaccuracy of the representations and warranties made by the Indemnitors herein or in any of the Loan Documents; (e) the release of any of the Indemnitors or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Indemnified Parties’ voluntary act or otherwise; (f) the release or substitution in whole or in part of any security for the Loan; (g) the Agent’s failure to record the Security Instrument or to file any financing statement (or the Agent’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (h) the modification of the terms of any one or more of the Loan Documents; or (i) the taking or failure to take any action of any type whatsoever. No such action which the Indemnified Parties shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with the Indemnitors or any other person, shall limit, impair or release the Indemnitors’ obligations hereunder, affect this Agreement in any way or afford the Borrower any recourse against the Indemnified Parties. Nothing contained in this Paragraph shall be construed to require the Indemnified Parties to take or refrain from taking any action referred to herein.

4.8 Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes (except as to the Security Instrument) all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. If any provision or obligation under this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of the Loan Documents.

4.9 Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The Indemnified Parties and any successor may, at any time, sell, transfer, or assign their interest under the Notes, the Security Instrument, the other Loan Documents, any or all servicing rights with respect thereto, and this Agreement or grant participations. The Indemnified Parties may forward to each purchaser, transferee, assignee, servicer, participant or investor (all of the foregoing entities collectively referred to as an “Investor”) and each prospective Investor, all documents, financial and other information which the Indemnified Parties now have or may hereafter acquire relating to (a) the Loan; (b) the Property and its operation (including, without limitation, copies of all leases, subleases or any other agreements concerning the use and occupancy of the Property); and/or (c) any party connected with the Loan (including, without limitation, the Borrower, any partner or member of the Borrower, any constituent partner or member of the Borrower, and the Guarantor). The representations, warranties, obligations, covenants, and indemnity obligations of the Indemnitors under this Agreement shall also benefit and apply with respect to any purchaser, transferee, assignee, participant, servicer or investor.

4.10 Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Instrument directed to the parties at their respective addresses as provided therein.

4.11 No Waiver: Time of Essence; Interpretation; Counting of Days. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Indemnified Parties” and “Indemnitors” shall include their respective successors, assigns, heirs, executors and administrators. The word “include(s)” means “include(s), without limitation”, and the word “including” means “including, but not limited to”. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence of each and every term and condition of this Agreement. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Property is located, the period shall be deemed to end on the next succeeding Business Day.

4.12 Headings. The headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

4.13 Attorneys’ Fees. The Indemnitors agree to pay all of the Indemnified Parties’ costs and expenses, including reasonable attorneys’ fees, which may be incurred in enforcing or protecting the Indemnified Parties’ rights or interests. From the time(s) incurred until paid in full to the Indemnified Parties, all such sums shall bear interest at the Default Rate.

4.14 Successive Actions. A separate right of action hereunder shall arise each time the Indemnified Parties acquires knowledge of any matter indemnified by the Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

4.15 Joint and Several Liability. If more than one person or entity is signing this Agreement as the Indemnitors, their obligations under this Agreement will be joint and several. As to any of the Indemnitors that is a partnership, the obligations of such Indemnitor under this Agreement are the joint and several obligation of each general partner thereof. Any married person signing this Agreement agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein.

4.16 Reliance. The Indemnified Parties would not make the Loan to the Borrower without this Agreement. Accordingly, the Indemnitors intentionally and unconditionally enter into the covenants and agreements herein and understand that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

4.17 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

4.18 WAIVER OF TRIAL BY JURY. THE INDEMNITORS AND THE AGENT (BY ACCEPTANCE OF THIS AGREEMENT), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE INDEMNITORS AGREE THAT THEY WILL NOT ASSERT ANY CLAIM AGAINST THE AGENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

4.19 Waiver of Bankruptcy Stay. The Indemnitors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against any of the Indemnitors, such Indemnitor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of the Indemnified Parties to enforce any rights of the Indemnified Parties against such Indemnitor by virtue of this Agreement or otherwise.

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IN WITNESS WHEREOF, the Indemnitors have jointly and severally executed this Environmental Indemnity Agreement as of the day and year first above written.

BORROWER:
—	TUCSON:
GRUBB & ELLIS HEALTHCARE REIT HOLDINGS,	—
L.P., a Delaware limited partnership	NNN HEALTHCARE/OFFICE REIT
By: Grubb & Ellis Healthcare REIT, Inc., a	TUCSON MEDICAL OFFICE, LLC, a
Maryland corporation, its General Partner	Delaware limited liability
By: /s/ Shannon K S Johnson	company
Name: Shannon K S Johnson	By: /s/ Shannon K S Johnson
Title: Chief Financial Officer	Its: Authorized Signatory
GUARANTOR:
GRUBB & ELLIS HEALTHCARE REIT,
INC., a Maryland corporation
By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer